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Exhibit 10.7

TRANSITION AND CONTINUATION AGREEMENT

This Transition and Continuation Agreement (this “Transition Agreement”) is effective as of August 6, 2026 (“Transition Agreement Effective Date”) by and between NextCure, Inc. (“NextCure”) and LigaChem Biosciences, Inc. (f/k/a LegoChem Biosciences, Inc.) (“LCB”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, NextCure and LCB entered into that certain Research Collaboration and Co-Development Agreement dated November 9, 2022 (the “Agreement”).

WHEREAS, NextCure expects to enter into a reverse merger (the “Transaction”) in which a company operating in a different therapeutic area will combine with NextCure and following shareholder approval ultimately result in a change of control of NextCure (such company, together with the post-closing company, the “Successor”).

WHEREAS, in connection with the expected Transaction, NextCure has informed LCB that NextCure is electing to wind down and cease participating in the joint funding of the LNCB74 / B7-H4 ADC co-development program (the “Program”).

WHEREAS, NextCure’s decision to cease joint funding of the Program is driven by the requirements of the expected Transaction given Successor’s different therapeutic interest and NextCure’s related wind-down obligations with regard to ongoing legacy clinical programs, and is not based on any scientific or clinical assessment of the Program or the strength of the Parties’ partnership.

WHEREAS, both Parties continue to believe in the Program and its potential for patients, and, accordingly, LCB has elected to continue Development of the Program as the Sole Developing Party pursuant to Sections 11.4 and 11.5(a)(iv) of the Agreement on the terms and subject to the conditions set forth in this Transition Agreement.

WHEREAS, NextCure is committed to supporting an orderly transition of the Program to LCB, and the Parties enter into this Transition Agreement to give effect to LCB’s election and to continue the Program.

NOW THEREFORE, in consideration of the foregoing and the premises and conditions set forth herein, the Parties agree as follows:

1.Continuation of the Program.  LCB hereby makes its election to continue the Program as the Sole Developing Party (“LCB Election”), effective as of the Transition Agreement Effective Date , and as contemplated by Section 11.5(a)(iv) of the Agreement, LCB shall be the Sole Developing Party and NextCure shall be the Non-developing Party for the Program. Notwithstanding the reference to the “terminating Party” in Section 11.5(a)(iv) of the Agreement and for clarity, upon the Transition Agreement Effective Date, the Parties confirm that LCB is the Sole Developing Party and NextCure is the Non-developing Party ceasing its activities. For clarity, as Sole Developing Party, LCB has sole decision-making authority over the Program, and no committee, meeting, approval, or tie-breaking right under Article 2 of the Agreement applies to the Program.
2.License; Reversion Technology. As of the Transition Agreement Effective Date, NextCure hereby grants LCB the exclusive license under the Reversion Technology in accordance with Section 11.5(a)(iv) of the Agreement and this Transition Agreement; and the license and the related technology-transfer, know-how, materials, and assistance obligations under Sections 11.5(a)(iv) and 11.5(a)(vi) of the Agreement with respect to the Reversion Technology.

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3.Consideration. Effective upon the Transition Agreement Effective Date, in consideration for the license grants and other rights set forth herein and in the Agreement, LCB will pay NextCure the milestones in Exhibit B to the Agreement during the Term (with commercial milestones accruing based on net sales that are subject to royalties), and the royalty payments in Exhibit B to the Agreement, with the proviso that (x) the royalty rates in such Exhibit B shall each be reduced by [***]% on a country-by-country and Product-by-Product basis, and (y) such royalties shall be payable only until the later of (a) the expiration of the last valid claim of the Antibody Patents (as defined below) in such country that Cover a composition of matter or use of an ADC based on an Antibody that is Controlled by NextCure included in such Product, and (b) [***] years after the first commercial sale of such Product in such country; provided that, if LCB has sublicensed the Program, in no event will such royalties be payable after the last date on which LCB receives royalties from its sublicensee for such Product (collectively, the “Exhibit B Payments”). For clarity, pursuant to Section 7.2(a) of the Agreement (and notwithstanding Sections 7.2(b), (c) and (e) of the Agreement), LCB has the right to sublicense its rights to Reversion Technology to a Third Party through multiple tiers, in which case (i) the Exhibit B Payments shall likewise apply to the respective development and/or commercialization activities of any such sublicensee or successor in interest and LCB’s financial obligations shall be as set forth in the previous sentence, and (ii) any such sublicense may survive termination or expiration of the Agreement for so long as LCB retains the applicable license under Section 11.5(a)(iv) of the Agreement and, if termination of the Agreement is due to a material breach by LCB, such sublicense shall survive if such sublicensee is not then in breach of its sublicense agreement. For further clarity, the exclusivity and non-compete obligations in Section 6.2 of the Agreement apply only to NextCure and LCB as Parties and do not apply to, and are not binding on, any sublicensee, and neither the grant of any sublicense nor any independent activity of any sublicensee or its Affiliates will constitute a breach by LCB of, or subject LCB to any restriction under, Section 6.2 of the Agreement.
a.	Program Costs. Effective July 1, 2026, NextCure ceases co-funding the Program and LCB assumes 100% of Program costs (including all third-party costs, plus FTE reimbursement as set forth in Section 4 below). In reliance upon LCB’s promises and obligations in this Transition Agreement, NextCure will continue conducting the Program on LCB’s behalf without interruption (including patient dosing) during the Transition Period and until completion of the Transition Plan, funded by LCB in accordance with Section 4 below.
4.Transition Plan; Execution and Services; FTE Costs. Effective upon the Transition Agreement Effective Date, (a) NextCure will use commercially reasonable efforts to provide LCB with all reasonably requested information in order for LCB to conduct safety/compliance due diligence review of the Program, and (b) NextCure shall commence the transfer of the Program in accordance with the transition plan on Exhibit 1 hereto (the “Transition Plan”) and complete within [***] days of the Transition Agreement Effective Date or until such other later date as agreed to in writing (such approximate [***] day period, the “Transition Period”), and will make available suitable NextCure personnel with knowledge of the Program and sufficient expertise and experience until completion of the Transition Plan. In exchange for NextCure’s continued reasonable performance of the obligations set forth in the Transition Plan during the Transition Period (and notwithstanding the FTE Rate mechanism under the Agreement that applies only to co-development activities prior to July 1, 2026), LCB will pay NextCure for FTE support from and after the Transition Agreement Effective Date under the Transition Plan up to an aggregate cap of $[***] for the period through [***] (the “FTE Amounts”), invoiced monthly in arrears. Each invoice will include reasonable supporting detail regarding the personnel, time, and transition activities performed during the applicable month. Payment is due within [***] days after invoice receipt. No FTE Amounts are earned or payable for work after [***]. NextCure will notify LCB in writing when each Transition Plan deliverable is complete and available for review, together with the supporting records. LCB will have [***] Business Days after each such notice and delivery of the associated materials to review and either confirm the deliverable was satisfactorily completed or provide reasonable comments and requested cures, and NextCure will promptly address such comments and re-notify LCB. No Transition Plan deliverable will be

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deemed satisfactorily completed until LCB has confirmed satisfactory completion in writing, such confirmation from LCB not to be unreasonably withheld, conditioned, or delayed. LCB will provide all reasonable assistance to NextCure in support of transitioning the Program from NextCure to LCB, including conducting tasks under its control consistent with the prompt completion of the Transition Plan.
5.Patents; Ownership, Prosecution.
a.ADC Patents. Notwithstanding Sections 8.1(c) and 8.3 of the Agreement, NextCure hereby agrees to transfer and does hereby transfer the right to prosecute [***], all Patents claiming priority directly or indirectly thereto, and any other NextCure Patents directed to an ADC arising out of the Program, all of which are listed on Exhibit 2 hereto (collectively, the “ADC Patents”). For clarity, LCB shall have the right to prepare, file, prosecute, and maintain and enforce the ADC Patents at its own cost. At or before the end of the Transition Period, NextCure will deliver to LCB all documents necessary to effect the transfer direct right to prosecute and/or recognize LCB becoming the “applicant” of record for such Patents or applications and such other documents as reasonably requested by LCB in order for LCB to exercise the rights set forth in this Section 5.
b.Antibody Patents. Notwithstanding Section 8.3 of the Agreement, NextCure shall prepare, file, prosecute, and maintain, at NextCure’s cost, [***], all Patents claiming priority directly or indirectly thereto, any other NextCure Patents directed to an anti-B7-H4 antibody or improvements thereto, all of which are listed on Exhibit 3 hereto (collectively, the “Antibody Patents”), which for clarity shall not include the ADC Patents, subject to this Section 5.  NextCure shall provide LCB reasonable opportunity to consult on (i) responses to office actions received from patent offices, and (ii) the strategy for restriction and election, foreign filing and abandonment.
c.Research Program Patents.  Except with respect to Patents subject to Sections 5(a) and 5(b), LCB shall have the right to prepare, file, prosecute, and maintain all Research Program Patents in its sole discretion and at its own cost.  For clarity, nothing in this Section 5 limits LCB’s right under Section 8.3(b) of the Agreement to deduct the costs associated with filing, prosecuting, enforcing and defending Research Program Patents from milestone and royalty payments otherwise payable to NextCure. From and after the Transition Agreement Effective Date, any Invention, Patent, or Know-How conceived or reduced to practice solely by or on behalf of LCB in the course of LCB’s continued Development, Manufacture, or Exploitation of the Program will be owned solely by LCB and will not constitute Research Program Technology or otherwise be jointly owned by the Parties, notwithstanding Section 8.1(c) of the Agreement.

d.Abandonment; Enforcement Cooperation. NextCure will not abandon, allow to lapse, or materially narrow the claims of the Antibody Patents without LCB’s prior written consent.  In the event NextCure elects to cease prosecution or maintenance of any Antibody Patents (any such action, “Abandonment”), NextCure will notify LCB prior to such Abandonment taking effect. In such case, LCB will have the right, but not the obligation, to assume the filing, prosecution, maintenance and control of any such Antibody Patent, at LCB’s cost. Upon LCB’s request, NextCure will promptly assign to LCB, or grant LCB step-in rights and a power of attorney with respect to, any such Antibody Patent that NextCure elects for Abandonment. NextCure will provide the cooperation described in Section 8.4 of the Agreement, including executing assignments and powers of attorney, joining as a party to any enforcement action to the extent required by Applicable Law or otherwise necessary for LCB or its sublicensee to bring or maintain such action, and providing current contact information for the inventors.

e.Restrictions on Transfer.  Subject to Section 14.4(b) of the Agreement, NextCure will not license, sell, assign or transfer any ADC Patent, Antibody Patent or Research Program Patent (collectively, the “Program Patents”) without LCB’s prior written consent. Any license, sale,

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assignment, or other transfer by NextCure of any Program Patent or other Reversion Technology, including in connection with the Transaction, will be made subject to, and the transferee will take subject to and be bound by, the licenses and rights granted to LCB under this Transition Agreement and the Agreement, and NextCure will require any such transferee to acknowledge those obligations in writing as a condition to the transfer.
6.Assignment of Program Agreements. NextCure will assign to LCB, and LCB will assume, each clinical trial, CRO, CMC/CDMO, quality, and related vendor agreement for the Program as set forth on Exhibit 4 hereto, in each case upon LCB’s written notice to NextCure that it elects to take assignment of such agreement, so that LCB pays each counterparty directly going forward from the assignment of the corresponding agreement. Throughout the Transition Period, LCB and NextCure shall reasonably cooperate to instruct all counterparties to such agreements consistent with the spirit of this Transition Agreement with the proviso that in no event shall NextCure be required to assume additional liabilities after the Transition Period.  NextCure will obtain any required counterparty consents and provide any notices necessary to effect such assignments during the Transition Period. If any counterparty withholds or conditions consent or seeks to renegotiate, NextCure will continue to administer the applicable agreement for LCB’s benefit until assignment or replacement, LCB may elect to replace such counterparty, and NextCure will not agree to any amendment, new obligation, or incremental cost without LCB’s prior written consent.
7.Antibody and Drug Product Inventory. During the Transition Period, and subject to LCB and NextCure first mutually resolving and paying amounts due to one another for the quarter ended June 30, 2026 pursuant to Section 13 hereof (but, for clarity, not including the final resolution of any late arriving third party invoices), NextCure will, at no cost, transfer to LCB its remaining inventory of [***] to the location(s) designated by LCB; provided that LCB shall be responsible for paying any packaging, shipping and handling costs, insurance, import taxes, and obtaining any permits necessary for such transfer.
8.IND; Regulatory Materials; Right of Reference. While it is the parties’ intent that the IND occurs promptly following the Transition Agreement Effective Date in accord with the Transition Plan, in the interim NextCure will remain the IND holder for the ongoing U.S. clinical trial and remain compliant with Applicable Law throughout the Transition Period, including by continuing to perform all sponsor obligations and to make all required IND safety reports, annual reports, and other submissions on a timely basis and by promptly responding to any FDA or other Regulatory Authority information requests until the IND Transfer Effective Time. NextCure will keep LCB informed in real time regarding all material communications with FDA or any other Regulatory Authority relating to the Program or the IND and, to the extent practicable, will consult with LCB before making any material submission or response. The IND will transfer to LCB only upon the LCB Election, and (a) satisfactory completion of the applicable Transition Plan deliverables, as reasonably determined by LCB, (b) LCB’s completion and written sign-off of its safety/compliance due diligence review, and (c) the Parties’ written agreement on the effective date and time of transfer (the “IND Transfer Effective Time”). LCB’s sign-off will be based on its reasonable regulatory judgment following review of the safety/compliance materials required by the Transition Plan (including the DSURs, safety reports, IND correspondence, inspection and audit reports, and monitoring records). If LCB has not provided sign-off within [***] days after NextCure’s delivery of all such materials, LCB may (i) request additional information or curative action by NextCure (extending the Transition Period accordingly), (ii) decline to accept the IND transfer, or (iii) permanently discontinue the Program under Section 14. The IND transfer shall be effected through the letters attached as Exhibit 5 hereto (with LCB completing an updated FDA Form 1571), which shall be released and filed only upon satisfaction of the foregoing conditions, and NextCure will notify FDA and any other applicable Regulatory Authority of the IND Transfer Effective Time. If LCB does not provide such sign-off, the IND will not transfer unless otherwise agreed, and LCB may exercise its rights under Section 14 of this Transition Agreement. Effective on the Transition Agreement Effective Date and subject to the IND transfer, NextCure grants LCB an irrevocable right of reference to, and a letter of authorization to cross-reference, all Regulatory Materials and Regulatory Documentation for the Program, which right survives the IND transfer.

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9.Pharmacovigilance; Safety Data. Until the IND Transfer Effective Time, NextCure will maintain at LCB’s cost the global safety database and continue all adverse-event and safety reporting required by Applicable Law without interruption, and will then transfer the database and all pharmacovigilance records to LCB, consistent with Section 4.9 of the Agreement.
10.Representations and Covenants; Set Off. NextCure represents and warrants as of the  Transition Agreement Effective Date and covenants, as applicable, that (a) to date, it has conducted the Program and maintained the IND in compliance with Applicable Law, including all required filings and safety and adverse-event reporting; (b) it has all corporate power and authority to execute and deliver this Transition Agreement and to perform its obligations and effect the transfers hereunder, including prior to and notwithstanding the Transaction, and has obtained all necessary approvals to do so; (c) to NextCure’s knowledge after reasonable due inquiry, the Program Patents, the Reversion Technology, the Regulatory Materials, and the inventory transferred hereunder are, or upon transfer will be, free and clear of any liens, security interests, or other encumbrances; (d) there are no clinical holds, partial clinical holds, or other restrictions imposed by FDA or any other Regulatory Authority with respect to the Program or the IND; (e) there is no pending or, to NextCure’s knowledge after reasonable due inquiry, threatened litigation, investigation, inspection finding, or enforcement action by FDA or any other Regulatory Authority relating to the Program or the IND; (f) to NextCure’s knowledge after reasonable due inquiry, there are no undisclosed FDA or other Regulatory Authority commitments, post-marketing requirements, post-marketing commitments, or similar obligations relating to the Program or the IND; (g) there are no open, overdue, or unresolved FDA submissions, information requests, or sponsor commitments; and (h) at the relevant time under the Transition Plan NextCure will notify the relevant institutional review boards and clinical investigators of the sponsor change and cooperate in transferring the ClinicalTrials.gov responsible-party record to LCB and it will promptly communicate any such open, overdue, or unresolved items that may arise prior to the IND Transfer Effective Time. LCB represents and warrants as of the Transition Agreement Effective Date that it has all corporate power and authority to execute and deliver this Transition Agreement and to perform its obligations and effect the transfers hereunder, and has obtained all necessary approvals to do so.  LCB may set off any amount to which it is entitled under this Section 10 against the FTE Amounts and any milestone, royalty, or other payments otherwise due to NextCure under the Exhibit B Payments or this Transition Agreement.
11.Publications and Presentations. Notwithstanding Section 10.9 of the Agreement, LCB will have the sole right, without NextCure’s consent, to publish and present information, data, and results relating to the Program, the Product, and the Clinical Trial, including in abstracts, posters, manuscripts, slide decks, scientific meetings, investor materials, and regulatory or clinical communications, provided that LCB will not disclose NextCure Confidential Information unrelated to the Program except as permitted under the Agreement or required by Applicable Law. For clarity, Sections 5.6, 5.7, and 10.9 of the Agreement will not require NextCure’s consent or approval for LCB’s publications, presentations, investor materials, regulatory communications, clinical communications, or other disclosures relating to the Program, the Product, or the Clinical Trial, subject to the restrictions on NextCure Confidential Information unrelated to the Program set forth above
12.RESERVED.
13.Accrued Amounts. LCB shall pay NextCure amounts due under the invoice NextCure delivered to LCB detailing LCB’s 50% co-funding obligation for costs incurred by NextCure for LNCB74 pursuant to the Agreement for the three month period ended June 30, 2026, in accordance with the Agreement, with the proviso that the Parties shall use best efforts to resolve and offset invoices and make payment for such period no later than [***]. The parties agree to otherwise treat any late arriving third party invoices for the period prior to July 1, 2026 under the 50% cost sharing arrangement under the Agreement. For clarity, LCB does not owe, and this Transition Agreement does not trigger, any reimbursement or other payment to NextCure with respect to the Target Exclusivity Fee under Section 7.1 of the Agreement.

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14.Diligence; Reporting. Notwithstanding Sections 3.4(e) and 11.5(a)(iv) of the Agreement, (a) in lieu of any reporting obligations set forth in the Agreement, LCB will provide a brief written update regarding the Program upon NextCure’s reasonable request, no more than [***] per calendar year, and LCB may disclose Program data and Results to its potential sublicensees, acquirers, and other bona fide Program participants solely as reasonably necessary to Develop, Manufacture, Exploit, or sublicense or finance the Program, and (b) LCB may suspend or discontinue the Development or Exploitation of the Program or LNCB74 Product at any time, and no such suspension or discontinuation shall constitute a breach of or give rise to a right to terminate this Transition Agreement or the Agreement or result in the termination of the license in Section 11.5(a)(iv) of the Agreement. In the event LCB notifies NextCure in writing of its determination to permanently discontinue Development or Exploitation of the Program or LNCB74 Product, (i) the Agreement shall automatically terminate, and (ii) LCB may retain and use the Reversion Technology Controlled by NextCure solely as necessary to conduct an orderly wind-down, comply with Applicable Law, complete patient follow-up, perform safety reporting, and satisfy accrued obligations, and no milestone, royalty, diligence, or reporting obligation will apply after the effective date of discontinuation, except for amounts accrued before such date.
15.Disclosure. Except as required by Applicable Law (including, for the avoidance of doubt, the rules of any securities exchange and any required SEC filing by NextCure), neither Party will make any public disclosure regarding this Transition Agreement or the transition of the Program without the other Party’s written consent. If disclosure is required, the disclosing Party will, to the extent legally permitted, provide the other Party at least 10 Business Days’ prior notice (or, if legal requirements require disclosure in a shorter period, immediate notice) and the Parties shall coordinate in good faith on the content and timing of such disclosure and limit such disclosure to the information legally required. For clarity, neither Party consents to the public disclosure of the financial terms of this Transition Agreement or the Agreement, including the milestones, royalties, and other economic terms set forth in or incorporated by reference to Exhibit B of the Agreement (the “Financial Terms”), and any required disclosure of Financial Terms will be limited to what is legally required and made subject to a request for confidential treatment and redaction to the maximum extent permitted by Applicable Law. Notwithstanding the foregoing, to the extent NextCure is required to disclose the material terms of this Agreement under Applicable Laws by filing of a Form 8-K with the SEC no later than the earlier of (i) four business days from the Transition Agreement Effective Date, or (ii) at the time of the first announcement on Form 8-K regarding the material terms of the Transaction, NextCure may make such filing within the time required by Applicable Law; provided that, to the extent legally permitted and reasonably practicable, NextCure will provide LCB advance notice and a reasonable opportunity to review and comment, coordinate in good faith with LCB on the content, and limit the disclosure to the information legally required. Any such disclosure will not state that LCB has assumed full ongoing responsibility for the Program, accepted IND sponsorship, or become bound by the Exhibit B Payments unless and until those events have occurred.
16.Remaining Terms. Except as expressly modified by this Transition Agreement, the Agreement remains in full force and effect and after the LCB Election the applicable surviving terms shall remain in effect consistent with NextCure being deemed a Non-developing Party and LCB being deemed a Sole-Developing Party with regard to the Program, and the Parties will continue to perform all other transfer and transition obligations under the Agreement and reasonably necessary for LCB to continue the Program. In the event of any conflict, this Transition Agreement controls. This Transition Agreement is governed by Section 14.11 of the Agreement, and any dispute arising out of or relating to this Transition Agreement will be resolved under Article 12 of the Agreement.

IN WITNESS WHEREOF, the Parties have executed this Transition Agreement as of the Transition Agreement Effective Date.

NextCure, Inc.	LigaChem Biosciences, Inc. (f/k/a LegoChem Biosciences, Inc.) By: _/s/ Jeiwook Chae____________ Name: Jeiwook Chae Title: Chief Business Development Officer

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By: _/s/ Michael Richman Name: Michael Richman Title: President and CEO

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Exhibit 1
Transition Plan and Personnel

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Exhibit 2
ADC Patents

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Exhibit 3
Antibody Patents

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Exhibit 4
Assigned Program Agreements

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Exhibit 5
IND Transferor and Transferee Letters

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